EXHIBIT 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 7, 2007 presents the financial position of Diedrich Coffee, Inc. and Subsidiaries (the “Company”) assuming the transfer of two retail store leaseholds and related assets and certain assets relating to one Company store (excluding its leasehold) (as described below) had been completed on that date (the “Transaction”).

The following unaudited pro forma condensed consolidated statements of operations for the fiscal years ended June 28, 2006, June 29, 2005, June 30, 2004 and for the thirty-six weeks ended March 7, 2007 present our results of operations assuming that the sale to Starbucks and other third parties had been completed on the first day of these respective periods. In the opinion of our management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale to Starbucks and other third parties on our historical financial information. The adjustments set forth in the “Pro Forma Adjustments” column are described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma financial statements for the periods presented do not purport to represent what our results of operations or financial position actually would have been had the sale to Starbucks and other third parties occurred on the dates noted above, or to project our results of operations for any future periods. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in our Annual Report on Form l0-K for the year ended June 28, 2006.

The closing for the transfer of the initial group of Company Stores occurred on January 16, 2007, which related to the transfer of 15 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks in exchange for a cash payment of approximately $5,560,000 to the Company and the deposit of approximately $618,000 into the escrow fund. In connection with the closing for a second group of Company stores, which occurred on February 2, 2007, the Company transferred an additional 13 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks and agreed to retain three Company stores that were the subject of the Agreement in exchange for a cash payment of approximately $5,565,000 to the Company and the deposit of approximately $514,000 into the escrow fund. In connection with the third closing, which occurred on February 9, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks in exchange for a cash payment of approximately $63,000 to the Company and the deposit of approximately $7,000 into the escrow fund. In connection with the fourth closing, which occurred on February 28, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks in exchange for a cash payment of approximately $586,000 to the Company and the deposit of approximately $65,000 into the escrow fund. Subsequent to the Company’s quarter end on March 7, 2007, the Company transferred one additional Diedrich Coffee store’s leasehold and related assets to Starbucks on March 23, 2007 in exchange for a cash payment of approximately $220,000 to the Company and the deposit of approximately $25,000 into the escrow fund. On April 20, 2007, the Company closed its last transfer under the Agreement with Starbucks with the transfer of one Diedrich Coffee store’s leasehold and related assets in exchange for a cash payment of approximately $168,000 and the deposit of approximately $18,000 into the escrow fund. The Company currently has approximately $1,247,000 held in escrow.

In separate transactions with three parties other than Starbucks, the Company transferred three retail store location leaseholds and related assets on January 31, 2007, transferred certain assets (excluding leaseholds) relating to one retail store location on February 5, 2007 and transferred certain assets (excluding leaseholds) relating to one retail store location on March 9, 2007, and received proceeds from these transactions of $620,000 and $10,000, and $25,000, respectively.

The Company and Starbucks have made certain customary representations, warranties and covenants in the asset purchase agreement. The asset purchase agreement also contains customary indemnification provisions for certain claims and provides for a basket of $100,000 and a cap of $2,000,000 for breaches of the Company’s representations and warranties contained in the asset purchase agreement.

As part of the asset purchase agreement, the Company has agreed to a non-compete provision that for three years after the closing of the transaction restricts its ability to operate or have any interest in the ownership or operation of any entity operating any retail specialty coffee stores in any city where its retail stores were located at the time that the asset purchase agreement was executed. The non-compete provision applies only to stores opened after the date of the asset purchase agreement and does not apply to (1) any retail stores operated under the “Gloria Jean’s” brand name, (2) wholesale sales to retail businesses that are not operated by the Company, or other non-retail businesses, or (3) the conversion of Company-operated stores existing on the date of the asset purchase agreement to franchise stores. The Company has also agreed that it will not solicit any Starbucks employee to become employed by the Company for three years after the closing of the transaction.

Diedrich Coffee, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	March 7, 2007	Pro Forma Adjustments	Notes	Pro Forma March 7, 2007
Assets
Current assets:
Cash	$9,667,000	$413,000	A	$10,080,000
Restricted cash	667,000	—		667,000
Accounts receivable, net	4,320,000	—		4,320,000
Inventories	2,969,000	(7,000)	A	2,962,000
Assets held for sale	238,000	(155,000)	A	83,000
Income tax refund	516,000	—		516,000
Current portion of notes receivable	1,141,000	—		1,141,000
Advertising fund assets, restricted	204,000	—		204,000
Prepaid expenses	350,000	—		350,000

Total current assets	20,072,000	251,000		20,323,000
Property and equipment, net	3,530,000	—		3,530,000
Goodwill	6,832,000	—		6,832,000
Notes receivable	3,364,000	—		3,364,000
Cash surrender value of life insurance policy	375,000	—		375,000
Other assets	176,000	—		176,000

Total assets	$34,349,000	$251,000		$34,600,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,659,000	$—		$2,659,000
Accrued compensation	2,446,000	—		2,446,000
Accrued expenses	1,549,000	—		1,549,000
Franchisee deposits	568,000	—		568,000
Deferred franchise fee income	86,000	—		86,000
Advertising fund liabilities	204,000	—		204,000
Accrued provision for store closure	797,000	—		797,000

Total current liabilities	8,309,000	—		8,309,000
Deferred rent	240,000	(2,000)	A	238,000
Deferred compensation	406,000	—		406,000

Total liabilities	8,955,000	(2,000)		8,953,000

Commitments and contingencies
Stockholders’ equity:
Common stock	54,000	—		54,000
Additional paid-in capital	59,570,000	—		59,570,000
Accumulated deficit	(34,230,000)	253,000	A	(33,977,000)

Total stockholders’ equity	25,394,000	253,000		25,647,000

Total liabilities and stockholders’ equity	$34,349,000	$251,000		$34,600,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Diedrich Coffee, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Thirty-Six Weeks Ended March 7, 2007

	Thirty-Six Weeks Ended March 7, 2007	Pro Forma Adjustments	Notes	Pro Forma Thirty-Six Weeks Ended March 7, 2007
Net revenue:
Wholesale and other	$19,349,000	$—		$19,349,000
Franchise revenue	2,613,000	—		2,613,000
Retail sales	2,191,000	—		2,191,000

Total net revenue	24,153,000	—		24,153,000

Costs and expenses:
Cost of sales and related occupancy costs	15,718,000	—		15,718,000
Operating expenses	5,473,000	—		5,473,000
Depreciation and amortization	710,000	—		710,000
General and administrative expenses	5,167,000	—		5,167,000
Gain on asset disposals	(22,000)	—		(22,000)
Asset impairment	537,000	—		537,000

Total costs and expenses	27,583,000	—		27,583,000

Operating loss from continuing operations	(3,430,000)	—		(3,430,000)
Interest expense	(210,000)	—		(210,000)
Interest and other income, net	269,000	—		269,000

Loss from continuing operations before income tax benefit	(3,371,000)	—		(3,371,000)
Income tax benefit	(1,304,000)	1,304,000	B	—

Net loss from continuing operations	(2,067,000)	(1,304,000)		(3,371,000)

Gain on sale of discontinued operations, net of $1,304,000 taxes	5,917,000	(5,917,000)	B	—
Loss from discontinued operations	(3,272,000)	3,110,000	B	(162,000)

Income (loss) from discontinued operations	2,645,000	(2,807,000)		(162,000)

Net income (loss)	$578,000	$(4,111,000)		$(3,533,000)

Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.38)	$(0.25)		$(0.63)

Net income (loss)	$0.11	$(0.77)		$(0.66)

Weighted average and equivalent shares outstanding:
Basic and diluted	5,371,000	5,371,000		5,371,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Diedrich Coffee, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended June 28, 2006

	Year Ended June 28, 2006	Pro Forma Adjustments	Notes	Pro Forma Year Ended June 28, 2006
Net revenue:
Wholesale and other	$21,244,000	$—		$21,244,000
Franchise revenue	3,775,000	—		3,775,000
Retail sales	34,428,000	(26,299,000)	B	8,129,000

Total net revenue	59,447,000	(26,299,000)		33,148,000

Costs and expenses:
Cost of sales and related occupancy costs	32,440,000	(12,182,000)	B	20,258,000
Operating expenses	19,947,000	(12,999,000)	B	6,948,000
Depreciation and amortization	2,601,000	(1,023,000)	B	1,578,000
General and administrative expenses	13,546,000	(2,175,000)	B	11,371,000
Gain on asset disposals	(58,000)	—		(58,000)

Total costs and expenses	68,476,000	(28,379,000)		40,097,000

Operating loss from continuing operations	(9,029,000)	2,080,000		(6,949,000)
Interest expense	(116,000)	26,000	B	(90,000)
Interest and other income, net	548,000	—		548,000

Loss from continuing operations before income tax benefit	(8,597,000)	2,106,000		(6,491,000)
Income tax benefit	(801,000)	196,000	B	(605,000)

Net loss from continuing operations	$(7,796,000)	$1,910,000		$(5,886,000)

Basic and diluted net loss per share:
Loss from continuing operations	$(1.47)	$0.36		$(1.11)

Weighted average and equivalent shares outstanding:
Basic and diluted	5,303,000	5,303,000		5,303,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Diedrich Coffee, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended June 29, 2005

	Year Ended June 29, 2005	Pro Forma Adjustments	Notes	Pro Forma Year Ended June 29, 2005
Net revenue:
Wholesale and other	$16,482,000	$—		$16,482,000
Franchise revenue	4,166,000	—		4,166,000
Retail sales	31,890,000	(24,389,000)	B	7,501,000

Total net revenue	52,538,000	(24,389,000)		28,149,000

Costs and expenses:
Cost of sales and related occupancy costs	26,765,000	(10,817,000)	B	15,948,000
Operating expenses	17,449,000	(11,524,000)	B	5,925,000
Depreciation and amortization	2,372,000	(1,137,000)	B	1,235,000
General and administrative expenses	11,178,000	(1,504,000)	B	9,674,000
Gain on asset disposals	(4,000)	—		(4,000)

Total costs and expenses	57,760,000	(24,982,000)		32,778,000

Operating loss from continuing operations	(5,222,000)	593,000		(4,629,000)
Interest expense	(223,000)	34,000	B	(189,000)
Interest and other income, net	279,000	—		279,000

Loss from continuing operations before income tax benefit	(5,166,000)	627,000		(4,539,000)
Income tax benefit	(1,851,000)	225,000	B	(1,626,000)

Net loss from continuing operations	$(3,315,000)	$402,000		$(2,913,000)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.64)	$0.08		$(0.56)

Weighted average and equivalent shares outstanding:
Basic and diluted	5,218,000	5,218,000		5,218,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Diedrich Coffee, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended June 30, 2004

	Year Ended June 30, 2004	Pro Forma Adjustments	Notes	Pro Forma Year Ended June 30, 2004
Net revenue:
Wholesale and other	$14,861,000	$—		$14,861,000
Franchise revenue	4,407,000	—		4,407,000
Retail sales	31,617,000	(23,756,000)	B	7,861,000

Total net revenue	50,885,000	(23,756,000)		27,129,000

Costs and expenses:
Cost of sales and related occupancy costs	24,642,000	(10,404,000)	B	14,238,000
Operating expenses	16,701,000	(11,054,000)	B	5,647,000
Depreciation and amortization	2,315,000	(1,135,000)	B	1,180,000
General and administrative expenses	9,597,000	(1,157,000)	B	8,440,000
Provision for asset impairment and restructuring costs	94,000	(90,000)	B	4,000
Gain on asset disposals	(2,000)	—		(2,000)

Total costs and expenses	53,347,000	(23,840,000)		29,507,000

Operating loss from continuing operations	(2,462,000)	84,000		(2,378,000)
Interest expense	(348,000)	26,000	B	(322,000)
Interest and other income, net	30,000	—		30,000

Loss from continuing operations before income tax benefit	(2,780,000)	110,000		(2,670,000)
Income tax benefit	(1,133,000)	45,000	B	(1,088,000)

Net loss from continuing operations	$(1,647,000)	$65,000		$(1,582,000)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.32)	$0.01		$(0.31)

Weighted average and equivalent shares outstanding:
Basic and diluted	5,161,000	5,161,000		5,161,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

An analysis of the discontinued operations of the retail business that are part of the Transaction is as follows:

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

A.	The asset allocation of the sale of the Diedrich and Coffee People retail locations assumes that the remaining three stores were transferred on the same day. Starbucks has paid $43,000 into an escrow account held by a third party escrow agent. These funds will be held in the escrow account for six months after the closing of the Starbucks transaction, provided that any funds necessary to satisfy outstanding claims for indemnification will remain in escrow after such time. Since the payments from the escrow account are not reasonably assured, the Company will record these funds when payments are actually received. The gain from the transactions is not included in the unaudited pro forma condensed consolidated statement of operations since it is a one-time amount directly attributable to the transactions.

Purchase price – Cash	$413,000
Inventories	(7,000)
Fixed assets, net	(127,000)
Other Assets	(28,000)
Deferred Rent	2,000

Estimated Book Gain on Sale of retail locations	$253,000

The Company has had losses from operations during the year, and has net operating loss carryforwards from prior year. Therefore, the Company expects a zero tax liability for the year and therefore no income tax provision has been accrued on this gain on sale.

B.	Adjustment to eliminate the direct revenue and expenses, as well as the gain on sale of discontinued operations, related to the 37 Diedrich and Coffee People retail stores transferred to Starbucks and other third parties. In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the financial results of the stores transferred to Starbucks and other third parties and gain on sale were reported as discontinued operations for the 36 weeks ended March 7, 2007. Accordingly, the net elimination amount of $4,111,000 for the 36 weeks ended March 7, 2007 is an adjustment to the discontinued operations and tax benefit from continuing operations.